                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            COLLECTORS UNIVERSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           COLLECTORS UNIVERSE, INC.
                             1921 E. ALTON PARKWAY
                          SANTA ANA, CALIFORNIA 92705

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, DECEMBER 5, 2000

TO THE STOCKHOLDERS OF COLLECTORS UNIVERSE, INC.:

     The 2000 Annual Meeting of Stockholders of COLLECTORS UNIVERSE, INC. (the "Company"), will be held at the Company's new offices, at 1921 E. Alton Parkway, Santa Ana, California 92705, at 10:00 A.M. on Tuesday, December 5, 2000, for the following purposes:

     (1) To elect the following five nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

                David G. Hall                Q. David Bowers
                Roger W. Johnson             Ben A. Frydman
                Van D. Simmons

     (2) To approve an amendment to the 1999 Stock Incentive Plan to increase the authorized number of shares of Common Stock that are issuable under that Plan from 1,748,575 to 2,998,575 shares; and

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Additional information regarding these matters are contained in the accompanying Proxy Statement, which stockholders are urged to review. Only stockholders of record at the close of business on October 16, 2000 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          DAVID G. HALL
                                          Chairman of the Board and
                                          Chief Executive Officer

Santa Ana, California
October 25, 2000

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                           COLLECTORS UNIVERSE, INC.
                             1921 E. ALTON PARKWAY
                          SANTA ANA, CALIFORNIA 92705
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation (the "Company" or "Collectors Universe"), for use at its 2000 Annual Meeting of Stockholders ("Annual Meeting"). The Annual Meeting will be held at 10:00 A.M. Pacific time on December 5, 2000, at the Company's new offices, at 1921 E. Alton Parkway, Santa Ana, California 92705. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about October 27, 2000.

     Holders of shares of Common Stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted, by executing and mailing a later dated proxy or a written notice of revocation, to the Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, prior to meeting or by giving such written notice at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" approval of the increase in the number of shares issuable under the 1999 Incentive Stock Plan.

     It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

                               VOTING SECURITIES

     The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on October 16, 2000 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. As of the Record Date, there were 25,335,631 shares of Common Stock outstanding and entitled to vote. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes will be included in the determination of the number of shares present for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered as having been entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, because directors are elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

            SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table presents certain information as of October 16, 2000 regarding the shares of Common Stock of the Company beneficially owned by (i) persons known by the Company to hold more than 5% of its shares, (ii) the incumbent directors and the persons nominated for election to the Board of Directors at the upcoming Annual Meeting, (iii) the executive officers named in the Summary Compensation Table, and (iv) the directors and executive officers of the Company as a group.

                                                       NUMBER OF SHARES       % OF COMPANY'S
                       NAME                          BENEFICIALLY OWNED(1)     COMMON STOCK
                       ----                          ---------------------    --------------
Persons (other than management) owning more than 5%
of the outstanding Shares
  Gordon Wrubel(2).................................        1,601,600                6.3%
  John W. Dannreuther(2)...........................        1,516,506                6.0%
Directors, Nominees and Executive Officers
  David G. Hall....................................        8,300,480(3)            32.8%
  Van D. Simmons...................................        2,265,431(4)             8.9%
  Q. David Bowers..................................        1,425,060(5)             5.5%
  Louis M. Crain...................................        1,050,807(6)             4.0%
  Armen R. Vartian.................................           42,000(6)               *
  Roger W. Johnson.................................           10,000(6)               *
  Ben A. Frydman...................................            2,500(7)               *
  Gary N. Patten...................................          287,000(6)             1.1%
  David Gioia......................................           20,000(6)               *
  All Directors and Officers, as a group (8
     persons)......................................       13,400,778(8)            49.9%

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules (a) if a person has decision-making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons share decision-making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in each of such person's share ownership totals; and (c) if a person holds options or warrants to purchase shares that are or will become exercisable in the succeeding sixty (60) days, that person will be deemed to be the beneficial owner of those shares and those shares (but not any shares that are subject to options or warrants held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2) Mr. Wrubel's address is 61 S. Main, Wolfeboro, NH 03894. Mr. Dannreuther's address is 868 Mount Moriah, Suite 202, Memphis, TN 38117.

(3) Includes 216,650 shares held in grantor trusts established for Mr. Hall's children. Mr. Hall may, under limited circumstances, exercise dispositive power over those shares and, for that reason, may be deemed to share such dispositive power with the trustees of those trusts. He does not, however, have voting power with respect to those shares.

(4) Includes 92,850 of the shares included in the grantor trusts established by Mr. Hall for his children that are referred to in footnote (3) above, because Mr. Simmons is a trustee for certain of those trusts. As trustee, he exercises voting power, and he shares dispositive with Mr. Hall, over those 92,850 shares and, therefore, these 92,850 shares are included in both of their share ownership totals. Mr. Simmons does not have any financial or pecuniary interests in any of the shares held in these trusts.

(5) Includes 485,628 shares which Mr. Bowers has the right to acquire by the exercise of warrants and stock options that are currently exercisable or will become exercisable within sixty (60) days of October 16, 2000.

(6) Includes the following number of shares which may be purchased on exercise of employee stock options that are currently exercisable or will become exercisable within sixty (60) days of October 16,

    2000: Mr. Crain -- 807,000 shares; Mr. Vartian -- 40,000 shares; Mr. Johnson -- 10,000; Mr. Patten -- 180,000 shares; and Mr. Gioia -- 20,000 shares.

(7) Does not include, and Mr. Frydman disclaims beneficial ownership of, a total of 17,500 shares beneficially owned by other shareholders of the law firm of Stradling Yocca Carlson & Rauth.

(8) Includes 1,542,628 shares which executive officers and directors have the right to acquire by exercise of stock options or warrants that are currently exercisable or will become exercisable within (60) days of October 16, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's Bylaws currently authorize a total of six directors. Pursuant to action of the Board of Directors amending the Bylaws, effective as of the date of the Annual Meeting that number will be reduced to five and the Board of Directors has nominated five candidates for election as directors at the Annual Meeting. The name of and other information regarding each of those nominees is set forth below. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five nominees named below. All of the nominees are presently directors of the Company, except Ben A. Frydman, who has been nominated by the Board of Directors for election to the Board. All of the nominees have consented to serve, if elected. If, prior to the Annual Meeting, any nominee becomes unavailable to serve for any reason, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS

     All members of the Company's Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified.

NOMINEES:

                                     DIRECTOR
     NAME AND AGE OF DIRECTOR         SINCE         POSITION WITH COLLECTORS UNIVERSE
     ------------------------        --------       ---------------------------------
David G. Hall, 53..................  1986*         Chairman of the Board and Chief
                                                   Executive Officer
Q. David Bowers, 61................  2000          President of the Company's Bowers
                                                   and Merena Division and Director
Van Simmons, 53....................  1986*         Vice President of the Company's
                                                   Bowers and Merena Division and
                                                   Director
Roger W. Johnson, 65...............  1999          Director
Ben A. Frydman, 53.................  N/A           Nominee for Election to the Board
                                                   of Directors

---------------
* Although Collectors Universe was organized in February 1999, Mr. Hall and Mr. Simmons were both founders and served as directors of its predecessor company, Professional Coin Grading Service, beginning in 1986.

     DAVID G. HALL is and has served as Chief Executive Officer of Collectors Universe since April 2000 and as the Chief Executive Officer of its predecessor company and wholly owned subsidiary, Professional Coin Grading Service, since 1986. He also served as the Chairman of the Board and a Director of Collectors Universe since its founding in February 1999 and of Professional Coin Grading Service since its was founded in 1986. Mr. Hall was honored in 1999 by COINage Magazine as Numismatist of the Century, along with Q. David Bowers and 13 other individuals. In 1990, Mr. Hall was named an Orange County Entrepreneur of the Year by INC. Magazine. In addition, he has written A Mercenary's Guide to the Rare Coin Market, a book dedicated to coin collecting. Mr. Hall also is a member of the Professional Numismatists Guild.

     ROGER W. JOHNSON has served as a Director of Collectors Universe since November 1999. Since 1996, Mr. Johnson has been a private investor. He was appointed by President Clinton and served as the Administrator of the General Services Administration of the United States from 1993 to 1996. Mr. Johnson also has been Chief Executive Officer of the Young Presidents' Organization, International since 1998. He is a member of the boards of directors of The Needham Funds, Inc., Sypris Solutions, Inc., Insulectro, Carole Little and the Women's Consumer Network, Washington, D.C. Mr. Johnson was Chairman and Chief Executive Officer of Western Digital Corporation from 1982 to 1993. Mr. Johnson holds an M.B.A. in industrial management from the University of Massachusetts.

     VAN D. SIMMONS currently is and since July 2000 has served as Vice President of Sales of the Company's Bowers and Merena Division. From 1981 to 1997 he served as the President of David Hall Rare Coins and Collectibles, a retailer of rare coins. Mr. Simmons was a founding director of the Company in February 1999 and was also a founder and has served as a director of its predecessor company, Professional Coin Grading Service, since 1986. He served as Chairman of the Board of David Hall's North American Trading, LLC, a retailer of rare coins, from February 1997 to July 2000.

     Q. DAVID BOWERS has served as President of the Bowers and Merena Division and as a Director since March 2000. Mr. Bowers co-founded Bowers and Merena in 1982 and served as its President until it was acquired by Collectors Universe in March 2000. Mr. Bowers was honored in 1999 by COINage Magazine as Numismatist of the Century, along with David Hall and 13 others. Mr. Bowers has written numerous books on the history of US coins and historical events. He received a B.A. degree from Penn State University and received its Alumnus Achievement Award in 1976.

     BEN A. FRYDMAN has been nominated by the Board of Directors as one of its candidates for election to the Board at the Annual Meeting. Mr. Frydman is, and for more than the past five years has been, engaged in the private practice of law, as a member and shareholder of Stradling Yocca Carlson & Rauth, a Professional corporation, which provided legal services to the Company in the fiscal year ended July 1, 2000. Mr. Frydman is a member of the Board of Directors of The Coast Distribution System, a publicly traded company which is the largest distributor of after-market accessories and parts to the recreational vehicle industry in North America. He is a founding member of the Board of The Forum for Corporate Directors of Orange County, a non-profit organization that conducts educational programs devoted to corporate governance primarily for executive officers and directors of public and private corporations. Mr. Frydman has a B.A. degree from UCLA and a Juris Doctorate degree, with honors, from Harvard Law School.

BOARD MEETINGS AND ATTENDANCE

     The Board of Directors of the Company held five meetings during the fiscal year ended July 1, 2000. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served during his term of office. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Audit Committee and a standing Compensation Committee.

     During the fiscal year ended July 1, 2000, the members of the Audit Committee were Roger Johnson and Van D. Simmons. Mr. Simmons was not an employee of the Company during fiscal 2000, and, therefore, was eligible to serve as a member of that Committee. It is currently anticipated that the members of the Audit Committee for fiscal 2001 will be Roger Johnson and Ben A. Frydman (assuming they are elected as directors at the Annual Meeting). The Audit Committee is authorized to act upon such matters as the scope of the annual audit and the accounting methods and the accounting and internal control systems employed by the Company. The Committee meets directly with the Company's outside accountants to discuss the results of their review of the Company's quarterly financial statements and their audit of the Company's annual financial statements and their findings regarding the adequacy of the Company's accounting and internal control systems. In addition, the Audit Committee makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held one meeting during the fiscal year ended July 1, 2000.

     The Compensation Committee is comprised of two directors selected by the Board of Directors of the Company. The current members of the Compensation Committee are Van D. Simmons and Roger W. Johnson. The functions of the Compensation Committee are to advise and make recommendations to the Board of Directors with respect to compensation to be paid to, and the benefit programs to be established for, officers and other management personnel. The Compensation Committee also makes recommendations to the Board of Directors regarding the granting of stock options to officers and other management personnel under the Company's Incentive Stock Plan. The Compensation Committee held one meeting during the fiscal year ended July 1, 2000.

     The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on its review of copies of reporting forms and certifications of the Company's directors and executive officers, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and executive officers in the fiscal year ended July 1, 2000 were satisfied.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation for the fiscal years ended July 1, 2000 and June 30, 1999 and 1998 paid by the Company (i) to each individual serving as the chief executive officer of the Company during fiscal 2000, and (ii) all other executive officers of the Company who earned total cash compensation during fiscal 2000 exceeding $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       -------------
                                                                       STOCK OPTIONS     ALL OTHER
                                    YEAR     SALARY     BONUS($)(1)     (SHARES)(#)     COMPENSATION
                                    ----    --------    -----------    -------------    ------------
David G. Hall(2)..................  2000    $140,000      $    --              --         $     --
  Chairman of the Board/CEO         1999     330,000           --              --               --
                                    1998     360,000           --              --               --
Louis M. Crain(3).................  2000    $243,461      $    --              --         $100,000(4)
  President and CEO                 1999     180,000           --         950,000
                                    1998         N/A          N/A             N/A              N/A
Gary N. Patten(5).................  2000    $195,250      $11,800         100,000               --
  President, CFO & Secretary        1999      36,300       11,700         180,000               --
                                    1998         N/A          N/A              --              N/A
Stephen H. Mayer (6)..............  2000    $120,519      $37,000              --               --
  Senior Vice President             1999     134,944       71,944          25,000               --
                                    1998     146,980           --              --               --
David E. Gioia(7).................  2000    $105,200      $    --         100,000               --
  Vice President, Marketing         1999         N/A          N/A             N/A               --
                                    1998         N/A          N/A                              N/A

---------------
(1) The bonuses paid to Messrs. Patten and Mayer were discretionary bonuses awarded by action of the Board of Directors.

(2) During fiscal 2000, Mr. Hall voluntarily agreed to forego his salary for a period of four months and to accept a reduced salary for the balance of the year. Mr. Hall's current rate of compensation is $300,000 per year.

(3) Mr. Crain joined the Company as its Chief Executive Officer in January 1999. He resigned that position in March 2000.

(4) Consists of a relocation allowance.

(5) Mr. Patten joined the Company as the Chief Financial Officer in April 1999 and, therefore, he received three months of salary in fiscal 1999.

(6) Mr. Mayer retired in July 2000.

(7) Mr. Gioia joined the Company as Vice President of Marketing in August 1999, and, therefore, he received 11 months of salary in fiscal 2000.

OPTION GRANTS IN THE LAST FISCAL YEAR

     Gary N. Patten and David Gioia were the only Named Officers to be granted options during the fiscal year ended July 1, 2000. The following table sets forth certain information regarding those options.

                                                                                                POTENTIAL
                                                                                           REALIZABLE VALUE OF
                                                                                            OPTIONS AT ASSUMED
                                                                                               ANNUAL RATES
                                                                                              OF STOCK PRICE
                                                PERCENT OF                                   APPRECIATION FOR
                         NUMBER OF SHARES      TOTAL OPTIONS     EXERCISE                     OPTION TERM(2)
                        SUBJECT TO OPTIONS   GRANTED IN FISCAL     PRICE     EXPIRATION   ----------------------
         NAME                GRANTED               2000          ($/SHARE)    DATE(1)        5%          10%
         ----           ------------------   -----------------   ---------   ----------   --------    ----------
Gary N. Patten........       100,000                8.3%           $6.75        2009      $424,500    $1,075,800
David Gioia...........       100,000                8.3%           $5.00        2009       314,400       796,900

---------------
(1) The term of the options granted to Messrs. Patten and Gioia is ten years. Mr. Patten's options will become fully exercisable on December 31, 2000. Of the options granted to Mr. Gioia, 20% became exercisable on December 31, 1999 and the other 80% will become exercisable in four annual installments, of 20% each, on the same day of each succeeding year commencing on December 31, 2000.

(2) There is no assurance that the values that may be realized by Messrs. Patten and Gioia on exercise of their options will be at or near the respective values estimated in the table, which utilize compounded rates of growth of stock price mandated by Securities and Exchange Commission of 5% and 10% per year for the ten year term of the options.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     Mr. Crain was the only Named Officer that exercised any stock options during the fiscal year ended July 1, 2000 or held any "in-the-money" stock options at July 1, 2000. The following table sets forth certain information with respect to Mr. Crain's option exercise and his "in-the-money" options:

                                                  NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                        NUMBER OF                     UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS/
                         SHARES                         AT JULY 1, 2000                 AT JULY 1, 2000
                       ACQUIRED ON     VALUE      ----------------------------    ----------------------------
        NAME            EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
Louis M. Crain.......    143,000      $413,270(1)   807,000            0           $669,800(2)        $0

---------------
(1) The options were exercised at an exercise price of $2.11 per share prior to the completion of the Company's initial public offering and the commencement of a trading market for its shares. The value realized is based upon a deemed value per share as of that exercise date of $5.00.

(2) Based on the closing price of the Company's shares on the NASDAQ National Market on June 30, 2000, which was $2.94 per share.

DIRECTORS' FEES

     Directors who are not employees receive cash compensation of $20,000 per year, paid quarterly, for service on our Board of Directors. Each of our directors also is eligible to receive stock option grants under our 1999 Stock Incentive Plan. On November 4, 1999, Mr. Johnson was granted a stock option to purchase 10,000 shares of our Common Stock at $6.00 per share with 100% vesting on the date of grant. Mr. Johnson's stock option expires ten years from the date of grant.

CERTAIN TRANSACTIONS

     Pursuant to the agreement under which Mr. Louis M. Crain was employed as the President and Chief Executive Officer, the Company loaned him the sum of $180,000 in January 1999. This loan bears interest at a rate of 9% per year and, under its terms, $2,500 of the loan was forgiven for each month that Mr. Crain was employed as the Company's Chief Executive Officer. Upon Mr. Crain's resignation in March 2000, loan forgiveness ceased and, as of July 1, 2000, unpaid principal and interest totaled $178,000. Pursuant to a consulting agreement entered into with Mr. Crain following his resignation as the Company's Chief Executive Officer in March 2000, he has agreed to repay the loan in quarterly installments of $15,000 and to pay the remaining balance of the loan, together with any unpaid interest on December 1, 2001.

     In October 2000, the Company made a $500,000 loan to David G. Hall, its Chairman and Chief Executive Officer. The loan is secured by Mr. Hall's pledge of 1,000,000 shares of his Collectors Universe Common Stock. The loan bears interest at a rate of 10% per annum, which is the maximum rate of interest permitted to be charged under applicable law, and the loan is to be repaid in four quarter-annual installments beginning October 1, 2001 and ending June 30, 2002. The loan was approved by unanimous consent of the disinterested members of the Board of Directors.

     David Hall's North American Trading ("DHNAT"), which is a business primarily engaged in the retail sale of rare coins through a direct sales force, was owned by Mr. Hall and Mr. Simmons until June 30, 2000. Although DHNAT does not conduct auctions, it sells coins to collectors who also buy or sell coins at auctions conducted by the Company. DHNAT also purchases rare coins for resale through a sole source supplier that is also one of the Company's coin suppliers. Therefore, DHNAT indirectly competes with the Company in connection with the purchase and sale of rare coins. Additionally, during fiscal 2000, the Company purchased $105,000 of collectibles for its inventory from DHNAT and another entity affiliated with Mr. Hall and the Company sublet excess space at its offices to DHNAT at an annual rent of $60,000.

     On June 30, 2000, Mr. Hall and Mr. Simmons sold their respective ownership interests in DHNAT to various unrelated entities in order to eliminate any potential conflicts of interest that they might appear to have by reason of their ownership of DHNAT.

     Since December 1999, it has been the Company's policy that employees and their affiliates will not be allowed to purchase collectibles at its collectibles auctions. However, employees and their affiliates are permitted to consign collectibles to us to be sold in our auctions or galleries. Upon sales of those collectibles by the Company, those employees and affiliates pay sellers' commissions to the Company in amounts and on terms comparable to those that apply to unaffiliated consignors.

     John Dannreuther, a beneficial owner of 6.0% of our outstanding shares of Common Stock, is the sole owner of J.D.R.C. Inc., which received payments from us in the amount of $102,000 in fiscal 2000 for research and consulting services performed for us relating to our coin authentication and grading services. In addition, during fiscal 2000 we made $142,000 of collectibles purchases from J.D.R.C. Inc.

     Armen Vartian, a director of the Company, provided legal services to the Company during fiscal 2000.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Mr. Patten is employed as the Company's President and Chief Financial Officer under a three-year employment agreement. Pursuant to that Agreement, he is currently receiving a base annual salary of $218,000 and for the final 18 months of that agreement, his base annual salary will be $250,000. We have also entered into a severance agreement with Mr. Patten that will entitle him to two and one-half years' annual base compensation and bonus in the event his employment is terminated following a sale or change of control of Collectors Universe.

     Mr. Crain was employed as Chief Executive Officer, under an employment agreement with the Company, from January 1999 through March 2000, when he resigned his employment and that agreement was terminated. At that time the Company entered into a 20-month consulting agreement with Mr. Crain under which he is receiving consulting fees of $15,000 per month and medical benefits for the term of that agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Members of the Compensation Committee of the Board of Directors in fiscal 2000 were Roger Johnson and Van Simmons, who were non-employee directors of the Company during that fiscal year.

Subsequent to the end of fiscal 2000, Mr. Simmons joined the Company as Vice President of its Bowers and Merena Rare Coin Division.

     No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of the Company's executive officers. It also is the responsibility of the Compensation Committee to assure that the executive compensation programs are reasonable and appropriate, meet their stated purposes and effectively promote the interests of the Company and its stockholders.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The Company's strategic goal is to become the leading provider of value-added services to the high-end collectibles markets in which it operates, and thereby to maintain a high level of revenue growth and achieve increasing profitability and, in that way, increase stockholder value. As a result, in recommending compensation programs for the Company's executive officers, the Compensation Committee seeks to create incentives and provide rewards for performance and accomplishments by those officers that will further these goals.

     The Committee's compensation policy emphasizes competitive base salaries and long-term incentive compensation in the form of stock options. Stock options are granted at exercise prices that usually are set at 100% of the market value of the Company's shares on the date they are granted. Since the financial reward provided by stock options is dependent on appreciation in the market value of the Company's shares above those exercise prices, stock options effectively reward executives only for performance that results in improved market performance of the Company's stock, which directly benefits all stockholders. Discretionary bonuses are paid from time to time, but are not a key element of executive compensation, and the Company provides essentially no perquisites to its executive officers.

     Base Salaries. With the exception of the Company's President and Chief Financial Officer, whose annual base salary is set under the terms of his employment agreement with the Company (see "Employment and Consulting Agreements" above), all other executive officer salaries are reviewed and evaluated on an annual basis. In determining appropriate salary levels and salary increases, the Compensation Committee considers the extent to which the Company has achieved, and the extent of the executive's contribution to the achievement of, its strategic goals, the level of responsibility of the executive, and his or her individual performance. In addition, the Committee recognizes that to be able to retain its existing executives and attract new executives, the Company must offer salaries that are competitive with those paid by its competitors to their executive officers. As a result, the Committee also considers published data regarding the executive compensation paid by its competitors.

     CEO Compensation. In fiscal 1999, prior to the Company's initial public offering, Mr. Hall's base annual salary was $330,000. During fiscal 2000, following completion of the Company's initial public offering Mr. Hall voluntarily agreed to forego his salary for a period of four months during which the Company was experiencing rapid growth and a resulting increase in infrastructure expenses. At the end of that period, at the recommendation of the Compensation Committee and with Mr. Hall's approval, the Board of Directors set Mr. Hall's annual base salary of $180,000. In June 2000, the Compensation Committee increased Mr. Hall's base salary to $300,000, which the Compensation Committee determined was competitive for the Company's performance, geographic location and industry. Another factor that the Compensation Committee considered in determining Mr. Hall's salary is that he does not receive cash bonus awards or perquisites. In addition, he has not been granted any stock options, because he already owns a substantial number of the Company's shares, which aligns his interests with those of the stockholders.

     Stock Options and Equity-Based Programs. The grant of stock options represents the only form of long term incentive compensation that is awarded by the Company to its executive officers. As discussed above, the grant of stock options provides executive officers with the right to purchase shares of our Common Stock, usually at a price equal to their fair market value on the date of grant. As a result, the grant of options serves to align the interests of management with those of the stockholders by rewarding executive officers for increases in the market value of the Company's shares. In addition, the Compensation Committee believes that stock option grants provide the Company with a mechanism for recruiting talented management personnel by providing them with an opportunity to profit from the results of their contributions to the Company and its share price performance. These grants also help ensure that operating decisions are based on long-term results that benefit the Company's stockholders.

     Each stock option becomes vested and exercisable over a period of time that ranges from immediate vesting to vesting over a five year period. The number of shares covered by each option grant and the frequency of option grants to executives reflects the Compensation Committee's assessment of the executive's level of responsibility, his or her past and anticipated future contributions to the Company and the impact the executive has on decisions that affect the overall success of the Company.

     During fiscal 2000, the Company also initiated an Employee Stock Purchase Plan, which enables management and other employees to make $25,000 of purchases of (but in no event more than a total of 5,000) shares per year, by means of payroll deductions at discounted prices. This Plan is designed to increase management ownership of the Company's Common Stock and, thereby, to provide management with a continuing interest in the Company's share price performance.

                                          The Compensation Committee

                                          Roger W. Johnson
                                          Van Simmons

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report and the Performance Graph on the following page shall not be incorporated by reference into any such filings.

                         STOCKHOLDER RETURN COMPARISON

     The following line-graph compares, for the period from the commencement of the Company's initial public offering on November 4, 1999 through the end of its fiscal year on July 1, 2000, the cumulative stockholder returns for the Company, the Russell 2000 Index and a Peer Group composed of 8 companies classified as "Auction House/Art Dealers." The Peer Group companies include AbleAuctions.com, Inc., Autoco.com Inc., Bid.com International Inc., Gallery of History, Greg Manning Auctions, Inc., Ritchie Bros. Auctioneers, Inc., RMS Titanic Inc. and Sotheby's Holdings Inc.

     The graph uses, as the beginning price, the initial public offering price of the Company's shares on November 4, 1999, which was $6.00 per share, and assumes $100 invested on that date.

                              [PERFORMANCE GRAPH]

              -----------------------------------------------------------------------------------
                                                                       PARTIAL FISCAL YEAR
                         COMPANY/PEER GROUP/INDEX                NOVEMBER 4, 1999    JULY 1, 2000
              -----------------------------------------------------------------------------------
               Collectors Universe, Inc.                              100.00             48.97
              -----------------------------------------------------------------------------------
               Peer Group Index                                       100.00             74.28
              -----------------------------------------------------------------------------------
               Russell 2000 Index                                     100.00            134.39
              -----------------------------------------------------------------------------------

                                  PROPOSAL TWO

                   AMENDMENT OF THE 1999 STOCK INCENTIVE PLAN
                TO INCREASE THE SHARES ISSUABLE UNDER THAT PLAN
                       FROM 1,748,575 TO 2,998,575 SHARES

INTRODUCTION

     In February 1999, the Company adopted the 1999 Stock Incentive Plan (the "1999 Plan"), which authorized the Board of Directors to grant to executive officers and other key management personnel, non-employee directors and outside consultants and service providers, stock options and restricted stock purchase rights that would entitle them to purchase shares of Common Stock of the Company. The Plan currently provides that the maximum aggregate number of shares for which options and restricted stock purchase rights can be granted is 1,748,575.

     The primary purposes of the 1999 Plan are:

     - to enhance the Company's ability to attract and retain the services of officers and other key management employees, directors and outside consultants and service providers who have the capabilities to make meaningful contributions to the growth and profitability of the Company's business; and

     - to align the interests of those persons with the interests of the stockholders by rewarding them for performance that leads to significant improvements in the market value of the Company's shares.

In recent years the granting of stock options has become one of the more powerful tools available to corporations in their efforts to attract new executives, because stock options and stock purchase rights provide them with the potential of significant financial rewards for their performance in increasing the value of a corporation's shares that cannot be realized alone from the payment of salaries and bonuses. In fact, the Board of Directors believes that the ability to grant options and stock purchase rights is critical to the competitiveness and long-term success of the Company.

     As of October 16, 2000, options for the purchase of an aggregate of approximately 1,675,000 shares had been issued and were outstanding under the 1999 Plan. As a result, options to purchase only 73,585 shares remained available for the grant of future options and stock purchase rights under the 1999 Plan. The Board of Directors believes that this number of available shares is not sufficient to enable the Company to compete successfully with other companies for the services of talented personnel and to prevent key management employees from accepting employment with other companies offering attractive option or equity incentive packages. For these reasons, the Board concluded that it was advisable for the Company to increase the number of shares that it could grant under the 1999 Plan by 1,250,000 shares. If the increase is approved, the number of options that will be available for grant by the Company will be 1,323,585. Currently, there are a total of 3,251,817 shares subject to outstanding options (inclusive of those outstanding under the 1999 Plan); however, all but 507,000 of those shares are purchasable at prices exceeding the recent trading prices of our shares.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of this increase in the number of shares available for option grants and stock purchase rights requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. In determining the number of votes received for approval of Proposal Two, management proxies on which no specific instruction is given with respect to this Proposal will be voted "FOR" the increase in the number of shares authorized under the 1999 Plan.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSAL TO INCREASE IN THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 1999 PLAN BY 1,250,000 SHARES.

DESCRIPTION OF THE 1999 STOCK INCENTIVE PLAN

  General

     The essential features of the 1999 Plan are summarized below. The summary does not purport to be a complete description of the 1999 Plan. A copy of the 1999 Plan may be obtained, free of charge, by mailing a written request therefor, to the Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

     The 1999 Plan provides for the grant by the Company of options to purchase Common Stock, and also provides for sales of shares of restricted shares of Common Stock, to officers and other key employees and directors of and consultants and service providers to the Company or its subsidiaries. If the increase in the authorized number of shares covered by the Plan is approved at the Annual Meeting, the maximum number of shares that could be issued under the Plan will be 2,998,575.

     At October 16, 2000, options to purchase a total of 1,675,000 shares had been granted under the 1999 Plan. As of that same date, there were three executive officers, three non-employee directors and approximately 250 other employees of the Company and its subsidiaries that were eligible to participate in the 1999 Plan. Outside consultants and service providers also are eligible to be granted stock options and restricted rights to purchase shares of stock under the 1999 Plan.

     The aggregate number and kind of shares covered by the 1999 Plan, and the number and kind of shares and the exercise price per share covered by outstanding stock options, will be subject to adjustment in the event of any changes in the character or number of outstanding shares of Common Stock by reason of stock splits, reverse stock splits, stock dividends, reclassifications or similar changes in the capital structure of the Company.

     The 1999 Plan provides that it is to be administered by the Board of Directors or a committee of at least two directors appointed by the Board (the "Committee"). The 1999 Plan is administered by the Company's Compensation Committee, the current members of which are Roger W. Johnson and Van Simmons. The Committee has broad discretion, subject to the terms of the 1999 Plan, to determine the persons entitled to receive options and/or restricted stock, and the terms and conditions on which options and/or restricted stock are granted and to interpret and prescribe rules and regulations relating to the 1999 Plan.

  Provisions of the Plan Relating to Stock Options

     Exercise Prices of Stock Options. Options granted under the 1999 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified stock options," as determined by the Board of Directors or the Committee at the time of grant. The exercise price of incentive stock options must be at least equal to 100% of the fair market value of the Common Stock as of the date of grant; except that in the case of an incentive stock option granted to any person who owns, at the time of the grant, stock possessing more than 10% of the combined voting power of all classes of the Company's stock or of any parent or subsidiary corporation (a 10% stockholder), the exercise price must be at least 110% of the fair market value as of the date of grant. Nonqualified stock options may be granted at an exercise prices of not less than 85% of the fair market value of the Common Stock as of the date of grant.

     Persons Eligible to Receive Stock Options. Incentive stock options may be granted under the 1999 Plan to officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, including directors if they are also employees. Nonqualified stock options may be granted to officers, key employees and directors (whether or not employed by the Company) and to outside consultants and service providers. Options may be exercised at such times and be subject to such restrictions and conditions as the Board or Committee approves, which need not be the same for all optionees. The Board or Committee has full discretion to determine the terms of vesting of options, whether by the tenure of employment or affiliation with the Company, by performance goals or by other events, which may include a change of control of the Company (provided that the aggregate fair market value of shares subject to incentive stock options that become exercisable for the first time in any calendar year cannot exceed $100,000).

     Non-Transferability of Stock Options. Options granted under the 1999 Plan are not transferable except by will or the laws of descent and distribution, except that nonqualified stock options may be transferred pursuant to a qualified domestic relations order, as defined in the Code. Options may have a term not exceeding ten years from the date of grant, and not more than five years from the date of grant in the case of an incentive stock option granted to a 10% stockholder.

     Payment of Exercise Price of Stock Options. The exercise price of stock options may be paid in cash; by delivery of other shares of Common Stock owned by the optionee or by cancellation of indebtedness of the Company to the optionee (in either case with the consent of the Board of Directors); and, provided that a public market for the Common Stock exists, by a "same day sale" commitment from the optionee and a broker to deliver proceeds of the sale of Common Stock acquired on exercise or through a "margin" commitment from the optionee and a broker to use the stock acquired on exercise as security for a loan from the broker to pay the exercise price; or such other form of consideration as the Board or Committee in its discretion may determine.

  Provisions Governing Restricted Stock Purchase Grants

     The Committee may grant, to officers, key employees and directors (whether or not employed by the Company) and outside consultants and other service providers, rights to purchase shares Common Stock, at a price of not less than 85% of the fair market value of the Company's shares on the date of grant. The Committee is authorized and ordinarily would place restrictions on the shares for a specified period of time after their purchase by the purchaser of the shares. Those restrictions could restrict the recipient from transferring the shares or require the recipient to resell the shares to the Company, at cost, on the occurrence of such conditions or events as the Committee may determine, such as a termination of employment prior to a specified date or prior to the achievement of specified performance goals. The restrictions on transfer and any resale obligation usually will lapse in accordance with a time schedule or on other conditions as the Committee may determine, which may include continued employment or service with the Company, achievement of performance goals, or upon the death, disability or retirement of the recipient. Until all of the restrictions have lapsed, the shares of restricted stock will be held by the Company or an escrow holder and may not be sold or otherwise transferred by the purchaser, but the purchaser will retain the right to vote the shares and all other rights incident to the ownership of the shares, subject to the restrictions imposed by the Committee. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all of the restrictions will lapse or remove any and all such restrictions.

  Amendment and Termination of the 1999 Plan

     The Board of Directors may amend or terminate the 1999 Plan at any time without stockholder approval; provided, however, that stockholder approval will be sought for any amendment to the 1999 Plan to the extent that stockholder approval is necessary or desirable to comply with either Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code (or any other applicable law or regulation). In addition, no amendment, modification or termination of the 1999 Plan may adversely affect or impair any rights or obligations under any option or restricted stock purchase right granted prior to the date of the amendment, modification or termination, without the consent of the holder of such option or restricted stock purchase right. Unless it is terminated sooner by the Board of Directors, the 1999 Plan will terminate on January 31, 2009.

  Summary of Federal Income Tax Consequences

     The following is a summary of certain federal income tax consequences of participation in the 1999 Plan. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the 1999 Plan also may have consequences under state and local tax laws which may vary from the federal tax consequences described below.

     Incentive Options. No taxable income will be recognized by an optionee under the 1999 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in items of "tax preference" for purposes of the "alternative minimum tax."

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs on a date that is more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than 12 months for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

     Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

     An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

     Under the 1999 Plan, the Committee may permit an optionee to pay the exercise price of an incentive option by delivering shares of Common Stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee's basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as having been transferred first.

     Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

     Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than 12 months for long-term capital gains).

     Restricted Stock. The receipt of restricted stock will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of transfer.

     If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

     Tax Withholding. Under the 1999 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1999 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP were the Company's independent public accountants for the fiscal year ended July 1, 2000. A representative of Deloitte & Touche LLP will attend the Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the Company's 2001 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than June 27, 2001 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

October 25, 2000                          DAVID G. HALL
                                          Chairman of the Board,
                                          Chief Executive Officer and Director

     The Annual Report to stockholders of the Company for the fiscal year ended July 1, 2000 is being mailed concurrently with this proxy statement to all stockholders of record as of October 16, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED JULY 1, 2000 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, COLLECTORS UNIVERSE, INC. P.O. BOX 6280, NEWPORT BEACH, CALIFORNIA 92658

PROXY                      COLLECTORS UNIVERSE, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             ANNUAL MEETING OF THE STOCKHOLDERS -- DECEMBER 5, 2000

    The undersigned hereby revokes all previously granted proxies and nominates, constitutes and appoints David G. Hall and Gary N. Patten, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Collectors Universe, Inc. which the undersigned is entitled to represent and vote at the 2000 Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. Pacific Time on December 5, 2000 at 1921 E. Alton Parkway, Santa Ana, California 92705, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

            THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2. PROPOSAL ONE: ELECTION OF DIRECTORS

[ ]  FOR                                                      [ ]  WITHHOLD AUTHORITY
  all nominees listed below (except as marked to the            to vote for all nominees listed
contrary below)                                                 below

David G. Hall    Roger W. Johnson    Van D. Simmons    Q. David Bowers    Ben A.
                                    Frydman

    (Instructions: To withhold authority to vote for any nominee, print the nominee's name in the space below.)

--------------------------------------------------------------------------------

PROPOSAL TWO: AMENDMENT OF 1999 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF
              SHARES ISSUABLE UNDER THAT PLAN FROM 1,748,575 TO 2,998,575
              SHARES.
                    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN
PROPOSAL THREE: IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR APPROVAL" OF PROPOSAL ONE AND "FOR APPROVAL" OF PROPOSAL TWO. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

                                                        Date ____________ , 2000

                                                        ________________________

                                                        ________________________
                                                             (Signature of
                                                              stockholder)

                                                        Please sign your name
                                                        exactly as it appears
                                                        hereon. Executors,
                                                        administrators,
                                                        guardians, officers of
                                                        corporations and others
                                                        signing in a fiduciary
                                                        capacity should state
                                                        their full titles as
                                                        such.